Exhibit 5.1

January 31, 2011

Savient Pharmaceuticals, Inc.

One Tower Center

Fourteenth Floor

East Brunswick, New Jersey 08816

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed public offering of the Company’s Convertible Senior Notes (the “Notes”) that are to be convertible into shares of the Company’s common stock, $.01 par value per share (the “Shares” and, together with the Notes, the “Securities”).

The Notes are expected to be issued by the Company pursuant to an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon records of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have assumed (i) that the Indenture will be duly authorized, executed and delivered by the other party thereto, the Trustee, and that such other party is duly qualified to engage in the activities contemplated by the Indenture, and (ii) that the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of such other party to the Indenture. We have assumed that the

Savient Pharmaceuticals, Inc.

January 31, 2011

Indenture is the valid and binding obligation of such other party to the Indenture, and is enforceable against such other party in accordance with its terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We express no opinion herein as to the laws of any state or jurisdiction other than (a) as to the opinions given in paragraph 1, the laws of the State of New York and (ii) as to the opinions given in paragraph 2, the General Corporation Law of the State of Delaware.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, (iii) statutory or decisional law concerning recourse of creditors to security in the absence of notice or hearing, or (iv) general equitable principles. We express no opinion as to the enforceability of any provision of any of the Notes that purports to select the laws by which it or any other agreement or instrument is to be governed. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Notes requiring the payment of interest on overdue interest.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Indenture on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Indenture may not be waived or modified except in writing, or (h) relating to choice of law or consent to jurisdiction.

Savient Pharmaceuticals, Inc.

January 31, 2011

For purposes of our opinion, we have assumed that (i) the issuance, sale, amount and terms of the Notes to be offered from time to time will be duly authorized and established by proper actions of the Board of Directors of the Company or a duly authorized committee thereof in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the Securities; (ii) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (iii) the Notes will be issued pursuant to the Indenture, which shall have been executed and delivered by the Company and the Trustee and shall contain such terms as shall have been authorized by the Board of Directors of the Company in respect of the Notes; (iv) prior to the issuance of any Shares upon conversion of the Notes, sufficient shares of Common Stock shall be duly authorized pursuant to the Certificate of Incorporation; (v) the Notes will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (vi) such Shares shall be issued upon conversion of the Notes in accordance with the terms thereof, the Indenture and the resolutions of the Board of Directors; and (vii) the Company will remain a Delaware corporation.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Notes, upon (i) due execution and delivery of the Indenture, on behalf of the Company and the Trustee named therein, (ii) final approval by the Board of Directors of the Company or a duly authorized committee thereof authorizing the issuance of the Notes in accordance with the Indenture, (iii) due authentication by the Trustee, and (iv) due execution, issuance, and delivery of the Notes against payment of the consideration therefor specified in any applicable underwriting agreement approved by the Board of Directors and otherwise in accordance with the Indenture and such agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2. With respect to the Shares issued upon the conversion of the Notes, upon (i) final approval by the Board of Directors of the Company or a duly authorized committee thereof authorizing issuance of such Shares in connection with the authorization of the Notes, and (ii) due exercise of applicable conversion rights in accordance with the terms of the Notes, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Savient Pharmaceuticals, Inc.

January 31, 2011

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Graham Robinson
Graham Robinson, a Partner